UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 7, 2023

ATHENE HOLDING LTD.

(Exact name of registrant as specified in its charter)

Bermuda	001-37963	98-0630022
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
Second Floor, Washington House
16 Church Street
Hamilton, HM 11, Bermuda
(441) 279-8400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Depositary Shares, each representing a 1/1,000th interest in a 6.35% Fixed-to-Floating Rate Perpetual Non-Cumulative Preference Share, Series A	ATHPrA	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 5.625% Fixed Rate Perpetual Non-Cumulative Preference Share, Series B	ATHPrB	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 6.375% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series C	ATHPrC	New York Stock Exchange

Depositary Shares, each representing a 1/1,000th interest in a 4.875% Fixed-Rate Perpetual Non-Cumulative Preference Share, Series D	ATHPrD	New York Stock Exchange
Depositary Shares, each representing a 1/1,000th interest in a 7.75% Fixed-Rate Reset Perpetual Non-Cumulative Preference Share, Series E	ATHPrE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Directors

On June 7, 2023, Gernot Lohr, H. Carl McCall, and Matthew R. Michelini resigned from the Board of Directors (“Board”) of Athene Holding Ltd. (the “Company”), effectively immediately. The resignations of Messrs. Lohr, McCall, and Michelini are not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of New Director

On June 7, 2023, Vishal Sheth was appointed to the Board, effectively immediately. Mr. Sheth was also appointed to serve as a member of the Board’s Executive Committee, Risk Committee, and Legal and Regulatory Committee.

Mr. Sheth entered into a standard indemnification agreement with the Company, as more fully described under the caption “Indemnification of Directors” on page 66 of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the US Securities and Exchange Commission on March 1, 2023 (“Annual Report”).

Mr. Sheth is Partner and Co-Head of the Global Financial Institutions Group at Apollo Global Management, Inc. (together with its subsidiaries, “Apollo”). As an employee of Apollo, Mr. Sheth will not receive compensation for his services as a director of the Company, consistent with the treatment of the Company’s other directors who are employees of Apollo.

There are no arrangements or understandings between Mr. Sheth and any person pursuant to which Mr. Sheth was selected as a director. Various affiliates of Apollo, of which Mr. Sheth is Partner and Co-Head of the Global Financial Institutions Group, directly or indirectly manage investment funds and direct investments, some of which have engaged in transactions with the Company. Certain members of the Board may directly receive carried interest or may receive a portion of the carried interest that Apollo receives from fund investments in which the Company is invested. Certain directors may invest in fund investments in which the Company has invested. Mr. Sheth is a co-investor with the Company in its minority equity investment in VA Capital Company LLC (“VA Capital”), the parent company of Venerable Holdings, Inc. (“Venerable”). Mr. Sheth also serves on the board of directors of Venerable. These transactions, and the relationships between the Company and Apollo and its affiliates, are set forth in the section titled “Certain Relationships and Related Transactions, and Director Independence” in the Company’s Annual Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATHENE HOLDING LTD.

Date:	June 7, 2023	/s/ Joseph Cohen
Joseph Cohen
Executive Vice President and General Counsel